UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2018, Good Times Restaurants Inc. (the “Company”) received a letter of resignation (the “Letters”) from each of Charles Jobson and Robert J. Stetson relating to their resignation from the board of directors of the Company (the “Board”) effective immediately.  Mr. Stetson was the Chairman of the audit committee of the Board (the “Audit Committee”).  Copies of the Letters are attached as Exhibit 17.1 and 17.2 to this Current Report on Form 8-K and incorporated herein by reference.

It is the view of the Board that the resignation letters of Messrs. Robert J. Stetson and Charles Jobson contain allegations that are incorrect. There were disagreements between Messrs. Stetson and Mr. Jobson with a majority of the members of the Board and with senior management of the Company as to the strategic business plans and alternatives of the Company. The views of Messrs. Stetson and Mr. Jobson were not, as alleged, “resisted and scoffed at” but to the contrary the Board and management proposed that the strategic business plan views of Messrs. Stetson and Jobson be subject to a confidential in-depth study and consideration. Rather than agree to participate in that process Messrs. Stetson and Jobson promptly commenced an effort to change the composition of the Board and in that connection commenced discussions with other shareholders. The Board became concerned that such discussions involved the disclosure of confidential information with regard to the Company’s plans and alternatives and as a result a majority of the Board resolved to require that each Director execute a customary confidentiality agreement. Messrs. Stetson and Jobson voted against the requirement of confidentiality agreements, without any specific objections to the terms of the agreement contained in the resolution, and shortly thereafter they submitted their resignations as Directors.

Following Mr. Stetson’s resignation, the Board has appointed Alan Teran as the Chairman of the Audit Committee.  The Board has determined that Mr. Teran is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

In accordance with the requirements of Item 5.02(a) of Form 8-K, the Company has provided Messrs. Jobson and Stetson a copy of the disclosures it is making in this Current Report on Form 8-K no later than the day of its filing with the Securities and Exchange Commission.

Additional Information and Where to Find It

The Company and certain of its directors and executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2018 Annual Meeting of Shareholders. The Company plans to file a proxy statement and accompanying form of BLUE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders (the “Proxy Statement”).

The following directors and executive officers of the Company are participants in the Company’s solicitation:  Boyd E. Hoback, Director, President and Chief Executive Officer; Eric W. Reinhard, Director; Geoffrey R. Bailey, Director; Alan A. Teran, Director; Gary J. Heller, Director; and Ryan M. Zink, Chief Financial Officer.  None of such participants owns in excess of 1% of the Company's common stock.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Shareholders. Such information can also be found in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders, filed with the SEC on December 27, 2016. To the extent holdings of the Company’s securities have changed since the amounts shown in the definitive proxy statement for the 2017 Annual Meeting of Shareholders, such changes have been or will be reflected in filings with the SEC, including Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Ownership on Form 4.

 Shareholders will be able to obtain, free of charge, copies of the Proxy Statement (including any amendments or supplements thereto), the BLUE proxy card and any other documents to be filed by the Company with the SEC in connection with the 2018 Annual Meeting of Shareholders at the SEC’s website (www.sec.gov), at the Company’s website (www.goodtimesburgers.com) or by writing to the Company’s Corporate Secretary at Good Times Restaurants Inc., 141 Union Boulevard, #400, Lakewood, Colorado 80228, or by telephone at (303) 384-1400.

Item 8.01	Other Events

The information disclosed under 5.02 is hereby incorporated by reference into this item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
17.1	Letter, dated January 10, 2018, from Charles Jobson to the Board of Directors of Good Times Restaurants Inc.

17.2	Letter, dated January 10, 2018, from Robert J. Stetson to the Board of Directors of Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 16, 2018	By:
Boyd E. Hoback
President and Chief Executive Officer